EXHIBIT 99.1

Media Contact:
Steve Brownell
sbrownell@bostonprivate.com
617.912.4402

Investor Contact:
Adam Bromley
(617) 912-4386
abromley@bostonprivate.com

BOSTON PRIVATE ADDS MARK FURLONG AND JOSEPH GUYAUX
TO BOARD OF DIRECTORS

BOSTON, MASS. - (SEPTEMBER 29, 2016) - Boston Private Financial Holdings, Inc. [NASDAQ: BPFH] today announced the appointments of Mark F. Furlong and Joseph C. Guyaux to its Board of Directors, effective immediately. Messrs. Furlong and Guyaux were also elected to the Board of Boston Private Bank & Trust Company, the wholly-owned banking subsidiary of the Company.

“We are very fortunate to have Mark Furlong and Joe Guyaux join Boston Private’s Board of Directors,” said Stephen M. Waters, Chairman of the Board of Directors. “Having recently helped transform BMO Harris Bank’s brand in the U.S., Mark has a unique and deep understanding of many of the issues our board addresses. Joe Guyaux managed nearly every line of business at PNC Bank while helping to grow the organization’s retail banking business during an impressive career that spanned forty-four years at PNC. Boston Private will benefit immensely from Mark and Joe’s experience and expertise.”

Mr. Furlong is retired from BMO Harris Bank N.A., where he served as President and Chief Executive Officer from 2011 to 2015. He previously served as Marshall & Ilsley’s Chairman from 2010 to 2011, Chief Executive Officer from 2007 to 2011, President from 2004 to 2011, and Chief Financial Officer from 2001 to 2004. Prior to joining Marshall & Ilsley, he worked at Old Kent Financial Corporation serving as Chief Financial Officer from 1998 to 2001. He also held several leadership positions at H.F. Ahmanson & Company, Deloitte and KPMG. Mr. Furlong is a CPA and graduate of Southern Illinois University and currently serves as a member of the Board of Directors of Kforce and Antares Capital.

Mr. Guyaux is retired from PNC Financial Services Group, Inc., where he worked for 44 years, and served as President from 2002 to 2012. Most recently, he served as President and CEO of PNC Mortgage from 2015 to 2016. Prior to this appointment, he held several senior leadership positions at PNC Financial Services Group including Chief Risk Officer from 2012 to 2015, and Head of Retail Banking from 2005 to 2012. He is a graduate of Brown University and received an MBA from the University of Pittsburgh. Mr. Guyaux is Chairman of the Board of DQE Holdings LLC, Duquesne Light Company, and Highmark Health, and serves as a Life Trustee for Carnegie Museums of Pittsburgh.

Clayton G. Deutsch, Chief Executive Officer of Boston Private stated, “Mark and Joe have been highly respected executives and industry leaders for decades, and this experience will be invaluable in many areas including Boston Private’s focus on wealth management, private banking, risk management, and community engagement. Their addition to our Board reflects our deep commitment to adding strong talent to support Boston Private’s expansion and growth.”

Boston Private Financial Holdings, Inc.

Boston Private Financial Holdings, Inc. is a national financial services organization that owns Wealth Management and Private Banking affiliates with offices in Boston, New York, Los Angeles, San Francisco, San Jose, Florida, Wisconsin, Texas and the Washington D.C. area. The Company has a Private Banking balance sheet of greater than $7 billion, and manages approximately $27 billion of client assets.

The Company positions its affiliates to serve the high net worth marketplace with high quality products and services of unique appeal to private clients. The Company also provides strategic oversight and access to resources, both financial and intellectual, to support affiliate management, marketing, compliance and legal activities. (NASDAQ: BPFH)

For more information about BPFH, visit the Company's website at www.bostonprivate.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, and prospects for growth. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company's actual results could differ materially from those projected in the forward-looking statements due to many factors including changes in assumptions used in making such forward-looking statements, and the other risks and uncertainties detailed in the Company's Annual Report on Form 10-K and updated by the Company's Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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